UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 18, 2022

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2022, Escalade, Incorporated (the “Company”) and its wholly owned subsidiary, Indian Industries, Inc. (“Indian”), entered into the First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement dated as of January 21, 2022 among the Company, Indian, their domestic subsidiaries, the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender (the “Credit Agreement”). This Form 8-K describes the primary changes made to the Credit Agreement upon entry into the First Amendment.

Under the terms of the First Amendment, the Lenders increased the maximum availability under the senior revolving credit facility from $65,000,000 to $75,000,000 pursuant to the accordion feature in the Credit Agreement. The maturity date of the revolving credit facility remains January 21, 2027. The Company may prepay the Revolving Facility, in whole or in part, and reborrow prior to the revolving loan maturity date. The First Amendment also adjusted the funded debt to EBITDA ratio financial covenant to 3:00 to 1:00 as of the end of the Company’s third and fourth fiscal quarters of 2022.

The Company’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of the Company’s and Indian’s domestic subsidiaries and substantially all of the assets of the Company (excluding real estate). Each direct and indirect domestic subsidiary of the Company and Indian has secured its guaranty of indebtedness incurred under the revolving facility with a first priority security interest and lien on all of such subsidiary’s assets. The obligations, guarantees, liens and other interests granted by the Company, Indian, and their domestic subsidiaries continues in full force and effect.

Forward-Looking Statements

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on the Company’s financial condition and results of operations; the impact of competitive products and pricing; product demand and market acceptance; new product development; the Company’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; the Company’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the Company’s ability to develop and implement its own direct to consumer e-commerce distribution channel; the Company’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of the Company’s customers; disruptions or delays in the Company’s business operations, including without limitation disruptions or delays in its supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond its control; the Company’s ability to control costs; the Company’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to its products and raw materials, including impacts on the costs of producing its goods, importing products and materials into its markets for sale, and on the pricing of its products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company no longer being included in certain market indices such as the Russell 2000; the Company’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company’s future financial performance could differ materially from the expectations of management contained herein. The Company undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1
First Amended dated July 18, 2022 to Amended and Restated Credit Agreement dated as of January 21, 2022 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Cover Page Interactive Data File, formatted Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2022	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President and Chief Financial Officer

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